Exhibit 15.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-77004 and 333-116321) and Form F-3 (No. 333-182974) of Hydrogenics Corporation of our report dated March 7, 2013 relating to the financial statements, which appear in this Form 20-F.

/s/PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario, Canada
March 8, 2013